SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  October 22, 1996



                         Seafield Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)







Item 2.  ACQUISITION AND DISPOSITION OF ASSETS.

On November 5, 1996, the Registrant filed a Current Report on Form 8-K dated October 22, 1996 reporting the consummation of the acquisition by its 55% owned subsidiary, Response Oncology, Inc. (Response), of Hematology Oncology Associates of the Treasure Coast, P.A.

The Registrant hereby files amendment No. 1 to the previously filed Form 8-K to provide the audited financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements
          Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity and Statement of Cash Flows, including footnotes, as of and for the year ended December 31, 1995 for Hematology Oncology Associates of the Treasure Coast, P.A.





                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hematology -- Oncology Associates of
  the Treasure Coast, P.A.,
  Alan S. Collin, M.D. and
  Michael S. Wertheim, M.D.:

     We have audited the accompanying balance sheet of Hematology Oncology Associates of the Treasure Coast, P.A., Alan S. Collin, M.D. and Michael S. Wertheim, M.D. (the "Company") as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hematology Oncology Associates of the Treasure Coast, P.A., Alan S. Collin, M.D. and Michael S. Wertheim, M.D. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
June 10, 1996



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                                 BALANCE SHEETS


                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995          1996
                                                                       ------------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash...............................................................    $  4,024     $   197,771
  Accounts receivable, net of allowance for contractual adjustments of $343,916 and $346,106 (unaudited), at December 31, 1995 and
     March 31, 1996, respectively....................................     497,451         591,137
  Supplies...........................................................     166,413         166,413
                                                                       ------------   -----------
          Total current assets.......................................     667,888         955,321
Property and equipment:
  Automobiles........................................................      26,243          44,887
  Computer equipment.................................................      71,215          71,215
  Medical equipment..................................................      40,813          40,813
  Office equipment...................................................      85,010          85,010
  Leasehold improvements.............................................      78,742          78,742
                                                                       ------------   -----------
                                                                          302,023         320,667
  Less accumulated depreciation......................................     253,417         250,578
                                                                       ------------   -----------
          Net property and equipment.................................      48,606          70,089
Other assets.........................................................      15,600          32,420
                                                                       ------------   -----------
                                                                         $732,094     $ 1,057,830
                                                                       ==========       =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................    $117,286     $   115,515
  Note payable -- bank...............................................       2,842              --
  Income tax payable.................................................      16,607          96,657
  Payroll taxes payable..............................................         497              --
                                                                       ------------   -----------
          Total current liabilities..................................     137,232         212,172
Deferred tax liability...............................................     196,974         239,627
Stockholders' equity:
  Common stock, $1 par value. Authorized 10,000 shares; issued and
     outstanding 500 shares..........................................         500             500
  Retained earnings..................................................     397,388         605,531
                                                                       ------------   -----------
          Total stockholders' equity.................................     397,888         606,031
Commitments and contingencies
                                                                       ------------   -----------
                                                                         $732,094     $ 1,057,830
                                                                       ==========       =========

                See accompanying notes to financial statements.



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                              STATEMENTS OF INCOME


                                                                                      THREE MONTHS
                                                                        YEAR ENDED       ENDED
                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995           1996
                                                                       ------------   ------------
                                                                                      (UNAUDITED)
Net patient service revenue..........................................   $4,910,146     $1,430,669
Expenses:
  Operating..........................................................    3,894,134        794,015
  Depreciation.......................................................       30,116          7,498
  Interest...........................................................          888             55
  General and administrative expenses................................    1,117,131        279,716
                                                                       ------------   ------------
                                                                         5,042,269      1,081,284
                                                                       ------------   ------------
  (Loss) income......................................................     (132,123)       349,385
Other income (expense)...............................................      193,890         (1,932)
                                                                       ------------   ------------
          Income before income taxes.................................       61,767        347,453
Provision for income taxes...........................................       35,670        139,310
                                                                       ------------   ------------
          Net income.................................................   $   26,097     $  208,143
                                                                        ==========     ==========

                See accompanying notes to financial statements.




         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           TOTAL
                                                                  CAPITAL   RETAINED   STOCKHOLDERS'
                                                                   STOCK    EARNINGS      EQUITY
                                                                  -------   --------   -------------
Balances, December 31, 1994.....................................   $ 500    $371,291     $ 371,791
          Net income............................................      --      26,097        26,097
                                                                  -------   --------   -------------
Balances, December 31, 1995.....................................     500     397,388       397,888
          Net income (unaudited)................................      --     208,143       208,143
                                                                  -------   --------   -------------
Balances, March 31, 1996 (unaudited)............................   $ 500    $605,531     $ 606,031
                                                                   =====    ========     =========

                See accompanying notes to financial statements.



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                            STATEMENTS OF CASH FLOWS


                                                                                      THREE MONTHS
                                                                        YEAR ENDED       ENDED
                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995           1996
                                                                       ------------   ------------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.........................................................    $ 26,097       $208,143
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation....................................................      30,116          7,498
     Deferred taxes..................................................      19,063         42,653
     Changes in operating assets and liabilities:
       Accounts receivable...........................................     (17,669)       (93,686)
       Other assets..................................................       1,475        (16,820)
       Accrued pension contribution..................................     (56,189)            --
       Accounts payable and accrued expenses.........................     (46,217)        (1,771)
       Income tax payable............................................      16,607         80,050
       Payroll taxes payable.........................................         222           (497)
                                                                       ------------   ------------
          Net cash provided by (used in) operating activities........     (26,495)       225,570
Cash flows from investing activities:
  Expenditures for property and equipment............................        (831)       (28,981)
                                                                       ------------   ------------
          Net cash used in investing activities......................        (831)       (28,981)
                                                                       ------------   ------------
Cash flows from financing activities:
  Repayment of note payable -- bank..................................      (9,748)        (2,842)
                                                                       ------------   ------------
          Net cash used in financing activities......................      (9,748)        (2,842)
                                                                       ------------   ------------
          Net increase in cash.......................................     (37,074)       193,747
Cash, beginning of period............................................      41,098          4,024
                                                                       ------------   ------------
Cash, end of period..................................................    $  4,024        197,771
                                                                       ==========     ==========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest...........................    $    888       $     55
                                                                       ==========     ==========
  Cash paid during the period for income taxes.......................    $  4,222       $ 17,348
                                                                       ==========     ==========

                See accompanying notes to financial statements.



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as at March 31, 1996 and the related statements of income, shareholders' equity and cash flows for the three-month period ended March 31, 1996 (1996 interim financial information) have been prepared by the Hematology Oncology Associates of the Treasure Coast, P.A., Alan S. Collin, M.D. and Michael S. Wertheim, M.D. (the "Company") and are unaudited. In the opinion of the Company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's December 31, 1995 audited financial statements appearing herein. The results for the three months ended March 31, 1996 may not be indicative of operating results for the full year.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

  (a) Description of Business

     The Company was incorporated on June 5, 1986 in the state of Florida. The Company is a medical group practice whose physicians specialize in providing services to patients with cancer, including drug therapy in Port St. Lucie, Stuart and Fort Pierce, Florida.

  (b) Net Revenue

     Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowances or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $2,985,000 and $839,500 for the year ended December 31, 1995 and for the three months ended March 31, 1996 (unaudited), respectively.

  (c) Accounts Receivable

     Accounts receivable consist primarily of receivables from patients and third-party payors. In the course of providing health care services, the Company grants credit to patients, substantially all of whom are residents in the Treasure Coast of Florida area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (such as, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies).

     The majority of the Company's net patient revenue is derived from third-party payment programs. At December 31, 1995, approximately 75 percent of total receivables consists of amounts due from Medicare (49 percent), and various commercial plans (26 percent). The remaining 25 percent of net patient service revenue is derived from self-pay patients.



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Supplies

     Supplies, consisting primarily of pharmaceutical and medical supplies, are stated at the lower of cost or market on a first-in, first-out basis.

  (e) Property and Equipment

     Property and equipment are stated at cost. Depreciation for equipment is calculated using the straight-line depreciation method over the estimated useful lives of the assets, and leasehold improvements are amortized on a straight-line basis of over the shorter of the useful life of the improvement of the term of the lease, as follows:

                                                                           ESTIMATED
                                                                          USEFUL LIVES
                                                                          ------------
          Automobiles...................................................     5 years
          Computer equipment............................................     5 years
          Medical equipment.............................................     7 years
          Office equipment..............................................     7 years
          Leasehold improvement.........................................     3 years

  (f) Income Taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 requires the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying accounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of patients' accounts receivable, accounts payable, note payable, accounts payable and accrued expenses and payroll taxes payable approximate fair value because of the short maturity of these instruments.

(3) EMPLOYEE BENEFIT PLANS

     The Company has a Qualified Pension and Profit Sharing Plan (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the Plan. The Company's contributions to the Plan are discretionary and include separate components for annual profit



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

sharing and retirement benefits. For the year ended December 31, 1995, and the three-month period ended March 31, 1996 (unaudited), the Company did not make any contributions to the Plan.

(4) NET PATIENT SERVICE REVENUE

     The Company has agreements with third-party payors that provide for payments to the Company at amounts different from established rates. A summary of the payment arrangements with major third-party payors follows:

  (a) Medicare

          The Medicare program pays the Company for outpatient services rendered to Medicare patients on the basis of either cost or fee schedules as determined by regulations of the Medicare program.

  (b) Other

          The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payments to the Company under these agreements includes discounts from established charges.

(5) NOTE PAYABLE -- BANK

     Note payable -- bank consists of the following at December 31, 1995:

        Barnett Bank, interest is fixed, (10.75% at December 31, 1995), due in monthly installments of $886.34 plus interest with the last payment due in March 29, 1996.....................................  $2,842
        Less current portion................................................   2,842
                                                                              ------
                                                                              $   --
                                                                              ======

(6) INCOME TAXES

     Income tax expense for the year ended December 31, 1995 and the three-month period ended March 31, 1996 is summarized as follows:

                                                                                    MARCH 31,
                                                                    DECEMBER 31,      1996
                                                                        1995       -----------
                                                                    ------------   (UNAUDITED)
    Current:
      Federal.....................................................    $ 14,489      $  83,125
      State.......................................................       2,118         13,532
                                                                    ------------   -----------
                                                                        16,607         96,657
                                                                    ------------   -----------
    Deferred:
      Federal.....................................................      17,298         38,705
      State.......................................................       1,765          3,948
                                                                    ------------   -----------
                                                                        19,063         42,653
                                                                    ------------   -----------
                                                                      $ 35,670      $ 139,310
                                                                    ==========      =========



         HEMATOLOGY -- ONCOLOGY ASSOCIATES OF THE TREASURE COAST, P.A.,
               ALAN S. COLLIN, M.D. AND MICHAEL S. WERTHEIM, M.D.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the effective income tax rate for the year ended December 31, 1995 and the three-month period ended March 31, 1996 is as follows:


                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Computed "expected" tax expense (benefit).....................      35.00%        35.00%
    State income tax, net of federal benefit......................       3.57          3.57
    Permanent adjustments.........................................      19.18           .99
                                                                    ------------   -----------
              Total...............................................      57.75%        39.56%
                                                                    ==========     =========

     The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities for the year ended December 31, 1995 and the three-month period ended March 31, 1996 are as follows:


                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
(UNAUDITED)
    Deferred tax liabilities:
      Revenue and expenses recognized for financial reporting
         purposes in a different period than for income tax
         purposes.................................................    $196,974      $ 239,627
                                                                    ==========      =========

(7) COMMITMENTS AND CONTINGENCIES

  (a) Leases

     The Company, at December 31, 1995, maintained offices in Port St. Lucie, Fort Pierce and Stuart, Florida. Such space is owned by two of the owner-doctors and leased to the Company. On February 27, 1996, the Company renewed the leases until December 31, 1999 on all three properties. Monthly rental is $12,298. Future minimum lease payments under the noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows:

                                    YEAR ENDED
                                   DECEMBER 31,                              AMOUNT
        ------------------------------------------------------------------  --------
          1996............................................................  $143,715
          1997............................................................   147,516
          1998............................................................   147,516
          1999............................................................   147,516
                                                                            --------
        Total minimum lease payments......................................  $586,263
                                                                            ========

     Total rental expense for operating leases was $128,691 and $34,990 for the year ended December 31, 1995 and the three month period ended March 31, 1996 (unaudited).

  (b) Medical Malpractice and Professional Liability Insurance

     The Company maintains professional liability insurance on a claims-made basis. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

     At December 31, 1995 and March 31, 1996 (unaudited), there is one asserted claim against the Company, which is covered by malpractice insurance. The Company has not identified any other incidents which may have occurred but have yet to be identified under its incident-reporting system. Accordingly, the Company has made no accruals at December 31, 1995 or March 31, 1996 (unaudited) for claims incurred, but not reported.






                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  November 7, 1996               By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary